Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, Peter G. Leemputte, Chief Financial Officer of Mead Johnson Nutrition Company, certify that (i) Mead Johnson Nutrition Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in Mead Johnson Nutrition Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, fairly presents, in all material respects, the financial condition and results of operations of Mead Johnson Nutrition Company.

Date: February 25, 2010	By:	/S/ PETER G. LEEMPUTTE
Peter G. Leemputte
Senior Vice President and Chief Financial Officer